Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Joel Brooks	Kim Sutton Golodetz
Chief Financial Officer	(kgolodetz@lhai.com)
(jbrooks@senesco.com)	(212) 838-3777
(732) 296-8400

SENESCO TECHNOLOGIES REPORTS FISCAL 2004

FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (Sept. 29, 2004) — Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) reported financial results for the12 months ended June 30, 2004.

The net loss for fiscal 2004 was $3,078,282, or $0.24 per share, compared with a net loss of $2,066,338, or $0.17 per share, for fiscal 2003.  The increase in net loss was due primarily to increases in research and development expenses and non-cash general and administrative expenses.

Revenue for fiscal 2004 was $16,667 representing the amortized portion of an initial fee on a development and license agreement.  This compares with revenue of $10,000 for fiscal 2003, which represented the initial fee in connection with a license agreement.

Research and development expenses for fiscal 2004 were $1,071,870, compared to $808,783 for fiscal 2003, an increase of 32.5%.  The increase was attributable primarily to the expansion of the research program undertaken by the Company at the University of Waterloo and other institutions for both the agricultural and human health segments of the business as well as an increase in stock-based compensation related to the vesting of previously issued stock options granted to certain research consultants.

General and administrative expenses, inclusive of stock-based compensation, was $2,333,432 for fiscal 2004, compared with $1,469,823 for fiscal 2003, an increase of 58.8%.  The increase was primarily attributable to an increase in stock-based compensation related to the issuance of a warrant granted in connection with a financial advisory agreement.

At June 30, 2004, Senesco had cash, cash equivalents and short-term investments of $4,136,022 and working capital of $3,840,022.

In commenting on the achievements for the fourth quarter of fiscal 2004 and recent weeks, Bruce Galton, president and chief executive officer of Senesco stated, “We believe that our research advances have positioned us for further progress in fiscal 2005.  Of great significance was the announcement in early September that our second round of banana field trials in Israel repeated the first year’s results of shelf-life enhancement of up to 100% in comparison to control fruit.   These trials were performed by Rahan Meristem, Senesco’s 50/50 joint venture partner for development of bananas.”

Mr. Galton stated, “Our funded researchers also were active at numerous scientific meetings during the fourth quarter of 2004 and early fiscal 2005, presenting papers at agricultural and human health conferences. Regarding agricultural applications, we presented six abstracts in June at the Annual Meeting of the Canadian Society of Plant Physiologists, which reported data that our technology could delay browning in cut lettuce, increase seed yields and impart plant disease resistance.” Mr. Galton continued,  “In human health, at the April meeting of The Association for Research in Vision and Ophthalmology, investigators reported data that our proprietary gene, Eukaryotic Initiation Factor 5A (“Factor 5A”), may protect human optic nerve cells from programmed cell death.  And in July, at the 12th International Congress of Immunology and 4th Annual Congress of FOCIS, two scientific abstracts presented data that Factor 5A plays a prominent role in the inflammatory response of the human immune system.”

Mr. Galton went on to say, “We announced the results of several preclinical studies in human health during the fourth quarter of fiscal 2004.  Our researchers found that inhibition of Factor 5A reduced levels of myeloperoxidase, an enzyme linked to inflammation and cardiovascular disease, in mouse models.  They also discovered that Factor 5A improved immune response in the presence of a toxin, LPS, in mice. Additional preclinical research also showed that Factor 5A induces cell death in lung cancer tumors of mice, while healthy tissue remains unaffected.”

About Senesco Technologies, Inc.

Senesco takes its name from the scientific term for the aging of plant cells: senescence.  The Company has developed technology that regulates the onset of cell death.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has begun to explore ways to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as Alzheimer’s, glaucoma, ischemia and arthritis, among others.  Senesco partners with leading-edge companies and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  Senesco is headquartered in New Brunswick, New Jersey, and utilizes research laboratories at the University of Waterloo in Ontario, Canada and the University of Colorado in Denver, Colorado, as well as other institutions.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the successful conversion of the Company’s letter of intent into a license agreement; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(Please see attached tables)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended June 30, 2004	For the Year Ended June 30, 2003	Cumulative Amounts from Inception

Revenue	$16,667	$10,000	$226,667

Operating Expenses:

General and administrative	2,333,432	1,469,823	9,909,403
Research and development	1,071,870	808,783	3,663,116
Total Operating Expenses	3,405,302	2,278,606	13,572,519

Loss From Operations	(3,388,635)	(2,268,606)	(13,345,852)

Sale of state income tax loss	91,448	130,952	433,282
Other noncash income	185,627	—	185,627
Interest income, net	33,278	71,316	152,002
Net Loss	$(3,078,282)	$(2,066,338)	$(12,574,941)

Basic and Diluted Net Loss Per Common Share	$(0.24)	$(0.17)

Basic and Diluted Weighted-Average Number of Common Shares Outstanding	12,668,396	11,880,045

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30, 2004	June 30, 2003

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$186,248	$319,930
Short-term investments	3,949,774	2,099,295
Prepaid expenses and other current assets	93,967	185,535
Total Current Assets	4,229,989	2,604,760

Property and equipment, net	51,702	75,203
Intangibles, net	922,214	578,810
Deferred Income Tax Asset, net of valuation allowance of $3,630,000 and $2,856,000, respectively	—	—
Security deposit	7,187	7,187
TOTAL ASSETS	$5,211,092	$3,265,960

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$69,008	$56,136
Accrued expenses	287,626	263,160
Deferred revenue	33,333	—
Total Current Liabilities	389,967	319,296

Grant payable	90,150	90,150
TOTAL LIABILITIES	480,117	409,446

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 30,000,000 shares, issued and outstanding 13,787,250 and 11,880,045 shares, respectively	137,873	118,800
Capital in excess of par	17,168,043	12,234,373
Deficit accumulated during the development stage	(12,574,941)	(9,496,659)
Total Stockholders’ Equity	4,730,975	2,856,514

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,211,092	$3,265,960

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